                                                   [EXECUTION  COPY]

                                SECOND AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

     This SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of February 4, 1993 (this "Amendatory Agreement"), among HANDY & HARMAN, a New York corporation ("the Borrower"), certain financial institutions signatories hereto (the "Lenders"), THE BANK OF NOVA SCOTIA, THE CHASE MANHATTAN BANK, N.A. and CHEMICAL BANK, as the co-agents (collectively referred to herein as the "Co-Agents") and THE BANK OF NOVA SCOTIA, as administrative agent (the "Administrative Agent"),


                            W I T N E S S E T H :

     WHEREAS, the Borrower, the Lenders, the Co-Agents and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of March 16, 1992 (as amended or otherwise modified to the date hereof, the "Existing Credit Agreement"); and

     WHEREAS, the parties hereto have agreed, subject to the conditions and terms hereinafter set forth, to amend the Existing Credit Agreement in certain respects as herein provided (the Existing Credit Agreement, as so amended by this Amendatory Agreement, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                                     PART I
                                  DEFINITIONS

     SUBPART 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendatory Agreement shall have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

          "Administrative Agent" is defined in the preamble.

          "Amendatory Agreement" is defined in the preamble.

          "Borrower" is defined in the preamble.

          "Co-Agents" is defined in the preamble.

          "Credit Agreement" is defined in the second recital.

          "Existing Credit Agreement" is defined in the first recital.

          "Second Amendment Effective Date" is defined in Subpart 3.1.

          "Lenders" is defined in the preamble.

     SUBPART 1.2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendatory Agreement with such meanings.

                                    PART II
                               AMENDMENTS TO THE
                           EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Second Amendment Effective Date, the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1 through 2.3; except as so amended, the Existing Credit Agreement shall continue in full force and effect.

     SUBPART 2.1. Amendment to Article I. Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.1.1 through 2.1.2.

     SUBPART 2.1.1. Section 1.1 of the Existing credit Agreement is hereby amended by inserting the following definition in such Section in the appropriate alphabetical sequence:

          "Second Amendment" means the Second Amendment, dated as of February 4, 1993, to this Agreement among the Borrower, the Lenders party thereto, the Co-Agents and the Administrative Agent.

     SUBPART 2.1.2. Section 1.1 in its entirety, of the Existing Credit Agreement is further amended by deleting in its entirety the definition of "Stated Maturity Date" appearing in such Section, and inserting the following definition in place thereof:

          "Stated Maturity Date" means March 16, 1995, as such date may be extended pursuant to Section 2.7.

     SUBPART 2.2. Amendments to Article II. Article II of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.2.1 through 2.2.2.

     SUBPART 2.2.1. Section 2.7.1 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          "SECTION 2.7.1 Request for Extension of Commitment Termination Dates and Maturity of Loans. Any term or provision of this Agreement to the contrary notwithstanding, not later than 45 days nor more than 60 days before each anniversary of the Effective Date (if the Revolving Loan Commitment then remains in effect), the Borrower may, by delivery of a duly completed Extension Request to the Administrative Agent, irrevocably request that each Lender and each Issuer

               (a) extend for a one year period the then existing Loan Commitment Termination Date relating to such Lender's Revolving Loan Commitment; and

               (b) extend for a one year period the then existing Letter of Credit Commitment Termination Date relating to such Issuer's Letter of Credit Commitment and each Lender's obligation to participate, pursuant to Section 2.6.7, in the Letters of Credit."

     SUBPART 2.2.2. Clauses (b) and (c) of Section 2.7.2 of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

          "(b) Each Lender and Issuer shall, within 30 days of receipt of the notice described in clause (a), notify the Administrative Agent whether or not it consents to the requests of the Borrower set forth in such Extension Request, such consent to be in the sole discretion of such Lender or Issuer, as the case may be. Each Lender hereby acknowledges and agrees that its consent to the Borrower's request to extend the Loan Commitment Termination Date (and therefore, the then existing Stated Maturity Date) shall also be deemed to be a consent by such Lender to an extension of its obligations to participate, pursuant to Section 2.6.7, in the Letters of Credit. If any Lender or Issuer does not so notify the Administrative Agent of its decision within such 30 day period, such Lender or Issuer, as the case may be, shall be deemed not to have consented to such requests of the Borrower.

          (c) The Administrative Agent shall promptly notify the Borrower whether the Lenders and Issuers have consented to such request. If the Administrative Agent does not so notify the Borrower within 5 days prior to the next occurring anniversary of the Effective Date, the Administrative Agent shall be deemed to have notified the Borrower that the Lenders and Issuers have not consented to the Borrower's request."

     SUBPART 2.3.   Amendment to Article VII.  Clause (a) of Section 7.2.4 of
the Existing Credit Agreement is hereby amended by deleting the last two lines contained in such clause, and substituting the following under the column headings "Period" and "Adjusted Consolidated Tangible Net Worth", respectively:



     "10/01/94 through 12/31/94          130,000,000
     01/01/95 and thereafter             130,000,000 plus 25% of
                                         the Borrower's Net Income
                                         for the immediately
                                         preceding Fiscal Year;"

                                    PART III
                          CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. Second Amendment Effective Date. This Amendatory Agreement shall become effective on the date (the "Second Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 shall have been satisfied.

     SUBPART 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendatory Agreement, duly executed on behalf of the Borrower and the Required Lenders.

     SUBPART 3.1.2. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendatory Agreement shall be satisfactory to the Administrative Agent and ,its counsel.

                                    PART IV
                                 MISCELLANEOUS

     SUBPART 4.1. Cross-References. References in this Amendatory Agreement to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendatory Agreement.

     SUBPART 4.2. Loan Document Pursuant to Existing Credit Agreement. This Amendatory Agreement is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

     SUBPART 4.3. Successors and Assigns. This Amendatory Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. Counterparts. This Amendatory Agreement may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SUBPART 4.5. Costs and Expenses. The Borrower agrees to pay all costs and expenses incurred by the Administrative Agent (including fees and out-of-pocket expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendatory Agreement and the other agreements entered into in connection herewith.

     SUBPART 4.6. Representations, No Default, etc. As of the Second Amendment Effective Date, the Borrower hereby represents and warrants that

          (a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7) are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Administrative Agent and the Lenders pursuant to Section 6.7 of the Credit Agreement,

               (i) no litigation, arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which may reasonably be expected to materially adversely affect the Borrower's, or the Borrower and its Subsidiaries' taken as a whole, businesses, operations, assets, revenues, properties or prospects or which purports to affect the legality, validity or enforceability of the Credit Agreement, the Notes or any other Loan Document; and

               (ii) no development has occurred in any litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Credit Agreement which may reasonably be expected to materially adversely affect the businesses, operations, assets, revenues, properties or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole; and

          (c)  no Default has occurred and  is  continuing.

     SUBPART 4.7. Limited Waiver, etc. No amendment, waiver or approval by the Issuer or any Lender under this Amendatory Agreement shall, except as may be otherwise stated in this Amendatory Agreement, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval to be granted after the date hereof, and except as expressly modified by this Amendatory Agreement, the provisions of the Existing credit Agreement shall remain in full force and effect, without amendment or other modification.

     SUBPART 4.8. Governing Law. THIS AMENDATORY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be executed by their respective authorized officers as of the day and year first above written.

                                  HANDY & HARMAN


                                  By  /s/ Stephen B. Mudd
                                      -----------------------
                                      Title: Vice President and Treasurer



                                  THE BANK OF NOVIA SCOTIA,
                                      in its capacity as Administrative
                                      Agent, Co-Agent and Lender


                                  By  /s/ Stephen Lockart
                                      -----------------------
                                      Title: Vice President


                                  THE CHASE MANHATTAN BANK, N.A.,
                                      in its capacity as
                                        Co-Agent and Lender


                                  By  /s/ Edward J. McNulty
                                      -----------------------
                                      Title: Managing Director


                                  CHEMICAL BANK, in its capacity
                                      as Co-Agent and Lender


                                  By  /s/ Raymond G. Dunning
                                      -----------------------
                                      Title: Vice President

                                  THE BANK OF NEW YORK


                                  By  /s/ Ken Sneider
                                      -----------------------
                                      Title: Vice President


                                  LTCB TRUST COMPANY


                                  By  /s/ Fumi Kamoshia
                                      -----------------------
                                      Title: Senior Vice President


                                  THE BANK OF TOKYO TRUST COMPANY


                                  By  /s/ Jeffrey Millar
                                      -----------------------
                                      Title: Vice President


                                  NBD BANK, N.A.


                                  By  /s/ Anna R. Hoffman
                                      -----------------------
                                      Title: Vice President


                                  WESTPAC BANKING CORPORATION


                                  By  /s/ Joan F. Clarke
                                      -----------------------
                                      Title: Vice President


                                  SHAWMUT BANK, CONNECTICUT


                                  By  /s/ John Raleigh
                                      -----------------------
                                      Title: Vice President

                                  THE FUJI BANK LTD.


                                  By  /s/ Takashi Nagao
                                      -----------------------
                                      Title: Vice President and Manager



                                  GIROCREDIT BANK, FKA
                                  GIROZENTRALE UND BANK DER
                                  OSTERREICHISCHEN SPARKASSEN AG"


                                  By  /s/ Dhuane G. Stephens
                                      -----------------------
                                      Title: Vice President


                                  By  /s/ Lalit Malhorta
                                      -----------------------
                                      Title: Senior Vice President


                                  IBJ SCHRODER BANK & TRUST COMPANY


                                  By  /s/ David G. Goodall
                                      -----------------------
                                      Title: Assistant Vice President